UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 18, 2015
Date of Report (Date of earliest event reported)

AGILENT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

5301 Stevens Creek Boulevard
Santa Clara, CA 95051
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (408) 345-8886

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On March 18, 2015, the Board, upon the recommendation of its Nominating/Corporate Governance Committee, increased the size of the Board from 9 to 10 members and appointed Daniel K. Podolsky, M.D. to fill the vacancy so created, both effective July 21, 2015. Dr. Podolsky was appointed to serve in the class of directors that will stand for re-election at the 2018 Annual Meeting of Stockholders. Dr. Podolsky will serve on the Audit and Finance Committee and Nominating/Corporate Governance Committee of the Company’s Board.
Dr. Podolsky, age 61, has served as President of the University of Texas Southwestern Medical Center, a leading academic medical center, patient care provider and research institution, since September 2008. He also serves concurrently as the Mallinckrodt Professor of Medicine at Harvard Medical School and the Chief of Gastroenterology at Massachusetts General Hospital. From 2005 to 2008, Dr. Podolsky served as Chief Academic Officer and Faculty Dean, Academic Programs for Partners Healthcare System, Inc., a non-profit health care system committed to patient care, research, teaching and service. Dr. Podolsky holds the Philip O’Bryan Montgomery, Jr., M.D. Distinguished Presidential Chair in Academic Administration, and the Doris and Bryan Wildenthal Distinguished Chair in Medical Science at the University of Texas Southwestern Medical Center. Dr. Podolsky serves on the board of directors of GlaxoSmithKline PLC. He is a member of the Institute of Medicine of the US National Academy of Sciences, member of the board of the Southwestern Medical Foundation and is a member of the Scientific Advisory Board of Antibe Therapeutics, Inc., a company focused on the treatment of diseases characterized by inflammation, pain and/or vascular dysfunction. Dr. Podolsky is also a member of the National Academies of Sciences Board on Army Science and Technology.
The Board has determined that Dr. Podolsky meets the independence standards adopted by the Board in compliance with the New York Stock Exchange corporate governance listing standards and Item 407(a) of Regulation S-K.
Dr. Podolsky has (i) no arrangements or understandings with any other person pursuant to which he was appointed to as a director, and (ii) no family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.
Dr. Podolsky has had (i) no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K and, (ii) as of the date of this Current Report on Form 8-K, Dr. Podolsky holds no direct or indirect beneficial ownership in the Company’s stock or rights to acquire the Company’s stock.
Dr. Podolsky will receive the standard compensation, a portion of which will be pro-rated to reflect the actual time Dr. Podolsky will serve on the Company’s Board this year, paid by the Company to all of its non-employee directors and as described under “Compensation of Non-Employee Directors” in the Company’s Proxy Statement for its Annual Meeting of Stockholders filed with the Securities and Exchange Commission (“SEC”) on February 6, 2015. In connection with his appointment, Dr. Podolsky will enter into a standard indemnification agreement with the Company in the form previously approved by the Board, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 10, 2008 and is incorporated by reference herein.
The Company issued a press release on March 18, 2015 announcing the appointment of Daniel K. Podolsky, M.D. to the Company’s Board. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following is furnished as an exhibit to this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended:

Exhibit No.	Description
99.1	Press release, dated March 18, 2015, announcing new board member.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

	By:	/s/ Michael Tang
	Name:	Michael Tang
	Title:	Vice President, Assistant General Counsel and
Assistant Secretary

Date: March 18, 2015

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated March 18, 2015, announcing new board member.

4